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                                                                    Exhibit 23.1


                 CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 2-96329, 33-29872, 2-63615, 2-84164, 33-23495, 33-49836, 33-
54777, 33-57267, 333-02835 and 333-14929) and (Form S-3 Nos. 33-25036, 33-44395
and 33-54775) of Bancorp Hawaii, Inc. and subsidiaries of our report dated January 22, 1997, with respect to the consolidated financial statements of Bancorp Hawaii, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                  /s/ ERNST & YOUNG LLP



Honolulu, Hawaii
February 26, 1997